CERTIFICATE OF INCORPORATION

                                       of

                               EACCELERATION CORP.
                            (a Delaware corporation)

                                   * * * * * *

     THE UNDERSIGNED, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly, Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST:    The name of the Corporation is:

                               EACCELERATION CORP.

     SECOND: The location of the registered office of the Corporation in the State of Delaware is at 1013 Centre Road, Wilmington, Delaware 19805. The name of the registered agent of the Corporation in the State of Delaware at such address upon whom process against the Corporation may be served is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is ONE HUNDRED TWO MILLION (102,000,000) shares, of which (i) TWO MILLION (2,000,000) shares shall be Serial Preferred Stock of the par value of $.0001 per share and (ii) ONE HUNDRED MILLION (100,000,000) shares shall be shares of Common Stock of the par value of $.0001 per share.

               (b) The statement of the relative rights, preferences and limitations of the shares of each class of stock is as follows:

               A. Serial Preferred Stock. The Serial Preferred Stock may be issued from time to time in classes or series and shall have such voting powers, full or limited, or no voting powers, and such designations,
     preferences and      relative,   participating,   optional   or  other
     special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such stock.

               B. Common Stock. Subject to the rights, privileges, preferences and priorities of any holders of Serial Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote. All shares of Common Stock shall be identical with each other in every respect.

     FIFTH:    The name and mailing address of the incorporator is as follows:

                    Richard B. Goodman
                    Kaufman & Moomjian, LLC
                    Suite 206
                    50 Charles Lindbergh Boulevard
                    Mitchel Field, New York  11553

     SIXTH: The number of directors of the Corporation shall be determined in the manner prescribed by the by-laws of the Corporation. Each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.

     SEVENTH: Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware, at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     EIGHTH: Subject to the provisions contained in Article TWELFTH hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     NINTH: Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     TENTH: Special meetings of stockholders may be called by the Chairman of the Board, President or a majority of the Board of Directors or at the written request of stockholders owning at least 66 % of the entire voting power of the Corporation's capital stock.

     ELEVENTH: In the event that it is proposed that the Corporation enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control directly or indirectly 15% or more of the outstanding voting power of the capital stock of the Corporation, or that the Corporation sell substantially all of its assets or business to such other corporation, the affirmative vote of the holders of not less than 66 % of the total voting power of all outstanding shares of capital stock of the Corporation shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale of assets or business which was approved by resolutions of the Board of Directors of the Corporation prior to the acquisition of the ownership or control of 15% of the outstanding shares of the Corporation by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between the Corporation and another corporation, 50% or more of the total voting power of which is owned by the Corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

     TWELFTH: The provisions set forth in Articles SIXTH, NINTH, TENTH AND ELEVENTH above may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of not less than 66 % percent of the total voting power of all outstanding shares of capital stock of the Corporation.

     THIRTEENTH: Each person who at any time is or shall have been a director or officer of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is, or the person or the person's testator or intestate was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint, venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized under Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director or officer may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     FOURTEENTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date shall be and be deemed to be extinguished and abandoned; such unclaimed dividends in the possession of the Corporation, its transfer agents, or other agents or depositaries shall at such time become the absolute property of the Corporation, free and clear of any and all claims for any person whatsoever.

     FIFTEENTH: Any and all directors of the Corporation shall not be liable to the Corporation or any stockholder thereof for monetary damages for breach of fiduciary duty as director except as otherwise required by law. No amendment to or repeal of this Article FIFTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

     SIXTEENTH: The Board of Directors of the Corporation shall expressly have the power and authorization to make, alter and repeal the by-laws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal any by-laws adopted by the Board of Directors.

          THE UNDERSIGNED, for the purposes of forming the Corporation under the laws of the State of Delaware, does hereby make and execute this Certificate and affirm and acknowledge, under the penalties of perjury, that this Certificate is my act and deed and that the facts herein stated are true, and I have accordingly set my hand hereto this 1st day of November, 1999.


                                    /s/ Richard B. Goodman
                                   ------------------------
                                   Richard B. Goodman
                                   Incorporator
                                   Kaufman & Moomjian, LLC
                                   50 Charles Lindbergh Boulevard
                                   Suite 206
                                   Mitchel Field, New York  11553
                                   (516) 222-5100


                                       3